UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM 8-K
______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): May 1, 2018

EDGEWELL PERSONAL CARE COMPANY

(Exact name of registrant as specified in its charter)

Missouri	1-15401	43-1863181
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1350 Timberlake Manor Parkway, Chesterfield, Missouri 63017
(Address of principal executive offices)

314-594-1900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition
On May 3, 2018, Edgewell Personal Care Company (the "Company") issued a press release announcing financial and operating results for its second quarter of fiscal 2018. This press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.
The information contained in this Current Report on Form 8-K under Item 2.02, including the accompanying Exhibit 99.1, is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section. The information contained in this Current Report on Form 8-K under Items 2.02, including the accompanying Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing.

Item 2.05 Costs Associated with Exit or Disposal Activities
On May 1, 2018, the Board of Directors authorized Project Fuel, an enterprise-wide transformational initiative designed to address all aspects of the Company’s business and cost structure, and delegated authority to the Company’s management to make a final determination of the actions to finalize and implement the plan. The project will incorporate the existing Zero Based Spending and global productivity initiatives and will include a new global restructuring initiative. The restructuring plan is designed to simplify the organization and streamline ways of working to increase competitiveness, speed and agility, and ensure the Company has the skills, capabilities and investments needed to compete in a rapidly changing world. Savings initiatives will materially affect Supply Chain, Operations, Commercial and Sales Organizations, and Corporate G&A, and will affect all business Segments. It is expected that the savings generated will be used to fuel investments in strategic growth initiatives and brands, offset operational headwinds from inflation and other input costs, and improve the overall profitability of the Company.
Restructuring charges for Project Fuel began in the second quarter of 2018 and are expected to be completed by the end of the 2021 fiscal year. Restructuring charges in 2018 are expected to be approximately $40 million. The restructuring is expected to result in cumulative charges of approximately $120 to $130 million through the end of fiscal 2021. Additionally, the Corporation expects capital investment of approximately $60 to $70 million over that time. At this time, the Company is not able, in good faith, to provide an estimated amount or range of amounts to be incurred for each major type of cost nor the charges and future cash expenditures. The Company will file an amendment to this report upon the determination of such amounts. The majority of restructuring charges are anticipated to be realized by the end of fiscal 2019. Project Fuel is expected to achieve an estimated $225 million in total gross savings through the end of the 2021 fiscal year.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Edgewell Personal Care Company issued on May 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
EDGEWELL PERSONAL CARE COMPANY
By:  /s/ Rod R. Little
Rod. R Little
Chief Financial Officer

Dated: May 3, 2018

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Edgewell Personal Care Company issued on May 3, 2018.